Exhibit 99.1

Ellie Mae Reports Third Quarter 2011 Results

•	Record quarterly revenue of $14.7 million, up 23% year over year

•	Active lender users increase for the fifth consecutive quarter to 43,183

•	Active SaaS lender users increase to 20,349, up 78% year over year

November 2, 2011, PLEASANTON, CA — Ellie Mae®(NYSE Amex: ELLI), the provider of software and automation solutions for mortgage bankers, community banks, credit unions and other mortgage lenders, today reported results for the third quarter and nine months ended September 30, 2011.

Total revenue for the third quarter of 2011 increased 23% to $14.7 million, compared to $11.9 million in the third quarter of 2010. Software Solutions revenue increased 30% to $11.8 million, compared to $9.1 million in the third quarter of 2010. Network revenue was $2.8 million, compared to $2.8 million in the third quarter of 2010.

Net income for the third quarter of 2011 was $1.0 million, or $0.05 per diluted share, compared to net income of $1.8 million, or $0.10 per diluted share, in the third quarter of 2010. Included in the results for the third quarter of 2011 was $0.4 million of one-time expenses related to the acquisition of Del Mar Datatrac.

Included in net income and adjusted net income for the third quarter and nine months ended September 30, 2011, was a one-time tax benefit of $266,000 which resulted from a refund of prior years’ R&D tax credits.

On a non-GAAP basis, adjusted net income for the third quarter of 2011 was $2.0 million, or $0.09 per diluted share, compared to adjusted net income of $2.2 million, or $0.13 per diluted share, in the third quarter of 2010. Adjusted EBITDA for the third quarter of 2011 was $2.3 million compared to adjusted EBITDA of $2.5 million for the third quarter of 2010.

Total revenue for the nine months ended September 30, 2011 increased 20% to $36.7 million, compared to $30.6 million for the nine months ended September 30, 2010. Software Solutions revenue for the nine months ended September 30, 2011 increased 24% to $29.5 million, compared to $23.8 million for the nine months ended September 30, 2010. Network revenue for the nine months ended September 30, 2011 increased 8% to $7.3 million, compared to $6.8 million for the nine months ended September 30, 2010.

Net income for the nine months ended September 30, 2011 was $0.2 million, or $0.01 per diluted share, compared to net loss of $(1.1) million, or $(0.33) per diluted share (($0.07) per pro forma diluted share including the conversion of 11.8 million shares of convertible preferred stock in connection with the IPO), for the nine months ended September 30, 2010.

On a non-GAAP basis, adjusted net income for the nine months ended September 30, 2011 was $2.1 million, or $0.11 per diluted share, compared to adjusted net income of $0.7 million, or $0.04 per diluted share, for the nine months ended September 30, 2010. Adjusted EBITDA for the nine months ended September 30, 2011 was $3.2 million, compared to adjusted EBITDA of $1.9 million for the nine months ended September 30, 2010.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.

Key Operating Metrics as of and for the quarter ended September 30, 2011, excluding the Del Mar Datatrac acquisition:

•	The number of lender users actively using the company’s Encompass enterprise solution (“active lender users”) increased 10% year over year to 43,183;

•	Of all active lender users, 20,349 or 47%, were using the SaaS version of Encompass, an increase of 78% year over year;

•	Of all active SaaS lender users, 16,196, or 80%, subscribed to the company’s bundled success-based-pricing model (SBP), representing a 139% increase year over year;

•	4,050 SaaS SBP users were sold, or booked, during the quarter, including 1,910 new users and 2,140 conversions of existing licensed Encompass users to the SBP model;

•	Lender Encompass revenue for the third quarter of 2011 increased 27% to $12.1 million as compared to the third quarter of 2010; and

•	Average revenue per active lender user in the third quarter of 2011 increased 12% over the comparable period in 2010 to $286.

“We continued to deliver strong financial performance in the third quarter, with record quarterly revenue and solid growth in our user base,” stated Sig Anderman, President and CEO of Ellie Mae. “Our results are particularly notable in light of the continued decline in mortgage origination volume and the overall macroeconomic challenges.

“During the quarter, we also strengthened our position as an industry-leading provider of automated solutions for the residential mortgage industry by completing the acquisition of Del Mar Datatrac, which we expect will accelerate our growth by significantly expanding our lender customer base. The acquisition was completed in mid-August, and we are pleased with its early success. Several Datatrac customers have already signed agreements to migrate to the Encompass success-based-pricing model. Integration is progressing as planned and the new integrated product offerings are on track, the first of which we expect to introduce in the first quarter of 2012.

“We believe our performance validates our strategy and demonstrates the attraction of our comprehensive solutions to lenders who need to meet the increasing regulatory challenges and demands for quality and efficiency. Our continued execution gives us confidence in achieving our revenue guidance for 2011,” concluded Mr. Anderman.

2011 Financial Outlook

The company reaffirmed its 2011 consolidated revenue outlook in the range of $51 to $53 million. Factoring in the increase in amortization from the Datatrac acquisition, net income for 2011 is expected to be in the range of $0.1 million to $1.1 million, or $0.01 to $0.05 per diluted share. Adjusted net income is expected to be in the range of $2.6 million to $3.6 million, or $0.12 to $0.17 per diluted share. Adjusted EBITDA is expected to be in the range of $3.8 million to $5.3 million.

[1]

All share and per share information referenced throughout this release and in the accompanying financial tables has been adjusted to reflect the 1-for-3 reverse stock split of the Company’s common stock that occurred on April 14, 2011.

Use of Non-GAAP Financial Measures

Ellie Mae provides investors with adjusted net income (loss) and adjusted EBITDA in conjunction with traditional GAAP operating performance of net income (loss) as part of its overall assessment of its performance. Adjusted net income (loss) consists of net income (loss) plus amortization of acquired intangibles, non-cash, stock-based compensation expense and acquisition costs. EBITDA consists of net income (loss) plus depreciation and amortization, interest income and expense and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense and acquisition costs. Ellie Mae uses adjusted net income (loss) and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age of book depreciation of fixed assets and amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The company also believes it is useful to exclude non-cash, stock-based compensation expense from adjusted net income (loss) and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income (loss) or operating income (loss) or other financial measures calculated in accordance with generally accepted accounting principles in the United States, or as an alternative to cash flows from operating activities as a measure of the company’s profitability or liquidity. The company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income (loss) and adjusted EBITDA differently than the company does, further limiting their usefulness as a comparative measure. A reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA is included in the tables below.

Quarterly Conference Call

Ellie Mae will discuss its quarterly results today via teleconference at 5:00 p.m. Eastern Time. To access the call, please dial 888-846-5003 or 480-629-9856 at least five minutes prior to the 5:00 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the company’s website at www.EllieMae.com. An audio replay of the call will be available through November 12, 2011 by dialing 800-406-7325 or 303-590-3030 and entering access code 4481366.

About Ellie Mae

Ellie Mae (NYSE Amex: ELLI) provides automation solutions for the mortgage industry. The company’s offerings include the Encompass® and Encompass360® mortgage management software solutions. Ellie Mae also hosts the Ellie Mae Network™, an integral component of Encompass that allows mortgage professionals to conduct electronic business transactions with the lenders and settlement service providers they work with to process and fund loans. Ellie Mae was founded in 1997 and is based in Pleasanton, California. To learn more about Ellie Mae, visit www.EllieMae.com or call 877.355.4362.

© 2011 Ellie Mae, Inc. Ellie Mae®, Encompass®, Encompass360® and Ellie Mae Network™ are registered trademarks or trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding projected revenue, net income, adjusted EBITDA and adjusted net income for the full year 2011. These statements involve known and unknown risks, uncertainties and other factors which may cause the company’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in strategic planning decisions by management, reallocation of internal resources, changes in the volume of residential mortgage volume in the United States, the risk that the anticipated benefits, growth prospects and synergies expected from the Del Mar Datatrac acquisition may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating Del Mar Datatrac into the company’s existing business, including changing relationships with partners, customers, employees or suppliers; the amount of costs incurred in connection with the supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from Del Mar Datatrac, changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to the final prospectus relating to its initial public offering. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Edgar Luce

Executive VP and CFO

Ellie Mae, Inc.

IR@elliemae.com

+1-925-227-7079

or

Lisa Laukkanen

The Blueshirt Group for Ellie Mae, Inc.

lisa@blueshirtgroup.com

+1-415-217-4967

ELLIE MAE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2011	December 31, 2010
	(in thousands, except share and per share amounts)
Assets
Current assets
Cash and cash equivalents	$18,228	$14,349
Short-term investments	2,536	2,556
Accounts receivable, net of allowances for doubtful accounts of $131 and $48, as of September 30, 2011 and December 31, 2010, respectively	6,581	4,243
Prepaid expenses and other	1,358	665
Note Receivable	1,000	—
Deferred offering costs	—	4,667

Total current assets	29,703	26,480
Property and equipment, net	5,201	2,710
Deposits and other assets	139	632
Note receivable	16	1,000
Other intangibles, net	8,581	613
Goodwill	49,488	31,521

Total assets	$93,128	$62,956

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,144	$3,756
Accrued and other current liabilities	3,852	3,442
Acquisition holdback, net of discounts	2,794	—
Deferred revenue	4,000	3,188
Deferred rent	208	192
Leases payable	6	114

Total current liabilities	13,004	10,692
Deferred revenue, net of current portion	162	137
Deferred rent, net of current portion	678	813
Acquisition holdback, net of current portion and discounts	4,825	—
Other long term liabilities	360	467
Leases payable, net of current portion	5	—

Total liabilities	19,034	12,109

Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value per share;
10,000,000 and 14,323,714 authorized shares, 0 and 11,770,472 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	—	82,672
Stockholders’ equity (deficit):
Common stock, $0.0001 par value per share;
140,000,000 and 21,666,666 authorized shares, 20,741,101 and 3,629,662 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	2	—
Additional paid-in capital	114,697	8,951
Accumulated deficit	(40,605)	(40,776)

Total stockholders’ equity (deficit)	74,094	(31,825)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$93,128	$62,956

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(in thousands, except share and per share amounts)
Revenues	$14,673	$11,924	$36,740	$30,566
Cost of revenues	4,045	3,146	10,920	9,308

Gross profit	10,628	8,778	25,820	21,258
Operating expenses
Sales and marketing	3,047	2,411	7,995	7,070
Research and development	3,452	2,566	8,862	7,825
General and administrative	3,376	2,040	9,103	7,553

Total operating expenses	9,875	7,017	25,960	22,448

Income (loss) from operations	753	1,761	(140)	(1,190)
Other income, net	16	31	95	92

Income (loss) before income taxes	769	1,792	(45)	(1,098)
Income tax provision	(241)	12	(216)	28

Net income (loss)	$1,010	$1,780	$171	$(1,126)

Net income (loss) per share of common stock:
Basic	$0.05	$0.50	$0.01	$(0.33)

Diluted	$0.05	$0.10	$0.01	$(0.33)

Weighted average common shares used in computing net income (loss) per share of common stock:
Basic	20,707,275	3,588,189	13,871,955	3,463,627

Diluted	21,966,326	17,195,458	20,170,075	3,463,627

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$171	$(1,126)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,385	1,268
Provision for uncollectible accounts receivable	436	322
Amortization of intangible assets	481	278
Amortization of discount related to holdback	26	—
Stock-based compensation	1,133	1,502
Changes in operating assets and liabilities:
Accounts receivable	(2,313)	(2,261)
Prepaid expenses and other	(627)	(41)
Deposits and other assets	524	5
Accounts payable	911	166
Accrued and other liabilities	31	346
Deferred revenue	(127)	(652)
Deferred rent	(129)	(482)

Net cash provided by (used in) operating activities	1,902	(675)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,351)	(1,265)
Purchase of short-term investments	(5,006)	(5,129)
Acquisitions, net of cash acquired	(18,188)	—
Sale of short-term investments	5,026	6,622
Issuance of note receivable	(16)	—

Net cash (used in) provided by investing activities	(21,535)	228

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering net of commission	27,900	—
Offering costs paid during the period	(4,824)	(1,106)
Payment of capital lease obligations	(115)	(293)
Proceeds from issuance of common stock	551	830

Net cash provided by (used in) financing activities	23,512	(569)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,879	(1,016)
CASH AND CASH EQUIVALENTS, Beginning of period	14,349	11,491

CASH AND CASH EQUIVALENTS, End of period	$18,228	$10,475

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except share and per share amounts)
Net income (loss)	$1,010	$1,780	$171	$(1,126)
Depreciation and amortization	547	363	1,385	1,268
Amortization of intangible assets	258	93	481	278
Other income, net	(16)	(31)	(95)	(92)
Income tax provision	(241)	12	(216)	28

EBITDA	1,558	2,217	1,726	356
Non-cash, stock-based compensation expenses	376	308	1,133	1,502
Acquisition costs	351	—	351	—

Adjusted EBITDA	$2,285	$2,525	$3,210	$1,858

Net income (loss)	$1,010	$1,780	$171	$(1,126)
Non-cash, stock-based compensation expenses	376	308	1,133	1,502
Amortization of Intangible assets	258	93	481	278
Acquisition costs	351	—	351	—

Adjusted net income (loss)	$1,995	$2,181	$2,136	$654

Shares used to compute non-GAAP net income (loss) per share
Basic	20,707,275	3,588,189	13,871,955	3,463,627
Diluted	21,966,326	17,195,458	20,170,075	17,086,032
Adjusted net income (loss) per share
Basic	$0.10	$0.61	$0.15	$0.19
Diluted	$0.09	$0.13	$0.11	$0.04

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Fiscal 2011 Projected Range
	(in thousands, except share and per share amounts)
Net Income	$125	$1,125
Depreciation and amortization	1,600	1,600
Amortization of intangible assets	700	700
Other income, net	(139)	(139)
Income tax provision	(200)	300

EBITDA	2,086	3,586
Acquisition costs	351	351
Non-cash, stock-based compensation expenses	1,400	1,400

Adjusted EBITDA	$3,837	$5,337

Net income	$125	$1,125
Acquisition costs	351	351
Non-cash, stock-based compensation expenses	1,400	1,400
Amortization of Intangible assets	700	700

Adjusted net income	$2,576	$3,576

Shares used to compute non-GAAP net income per share
Basic	15,426,000	15,426,000
Diluted	20,781,000	20,781,000
Projected net income per share
Basic	$0.01	$0.07
Diluted	$0.01	$0.05
Adjusted net income per share
Basic	$0.17	$0.23
Diluted	$0.12	$0.17